UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 27, 2014

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 1, 2014, Dr. Ross Tubo has been appointed to the position of Chief Scientific Officer of Aastrom Biosciences, Inc. (the “Company”) and Dr. David Recker has been appointed to the position of Chief Medical Officer of the Company.

Dr. Tubo’s Employment Terms

Dr. Tubo has been appointed as the Chief Scientific Officer of the Company as of April 1, 2014.  Dr. Tubo was formerly vice president of stem cell and chemokine biology at Genzyme, from 2005 to 2010, where he directed the research and development programs for two of the first FDA approved autologous cellular therapies.  He also led an interdisciplinary research program to study the cellular and molecular biology of mesenchymal stem cells and their reparative properties in a range of areas, including oncology, inflammation, and autoimmune disease.  Additionally, as founder of Research Translation, LLC, Dr. Tubo provided senior level consulting services to several leading companies developing cell therapies and regenerative medicines, since 2010.

Pursuant to an employment offer letter between the Company and Dr. Tubo, signed on March 27, 2014 (the “Tubo Employment Agreement”), Dr. Tubo will receive an initial annual base salary of $295,000 and his base salary shall be reviewed annually by the Company.  Under the Tubo Employment Agreement, Dr. Tubo will also be eligible to receive cash incentive compensation as determined by the Company.  Dr. Tubo’s target annual incentive compensation shall be 35% of his then-current base salary.  Under the Tubo Employment Agreement, contingent on the approval of the Company’s Board of Directors, the Company will grant to Dr. Tubo an option to purchase 40,000 shares of the Company’s common stock pursuant to the Company’s equity plan.

Dr. Tubo is also entitled to participation in the Company-sponsored group health, dental and vision programs, as those plans may be amended from time to time.  The Tubo Employment Agreement contains other customary terms and conditions. The foregoing description of the Tubo Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Tubo Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Dr. Recker’s Employment Terms

Dr. Recker has been appointed as the Chief Medical Officer of the Company as of April 1, 2014.  Dr. Recker has been working with the Company as a consultant since 2012, and, prior to joining the Company, he served as a senior vice president of clinical sciences at Takeda Global Research and Development, since 2006, where he was responsible for managing the design and implementation of development strategies, including supervising clinical programs and interpreting results.

Pursuant to an employment offer letter between the Company and Dr. Recker, signed March 31, 2014 (the “Recker Employment Agreement”), Dr. Recker will receive an initial annual base salary of $265,000 and his base salary shall be reviewed annually by the Company.  Under the Recker Employment Agreement, Dr. Recker will also be eligible to receive cash incentive compensation as determined by the Company.  Dr. Recker’s target annual incentive compensation shall be 35% of his then-current base salary.  Under the Recker Employment Agreement, contingent on the approval of the Company’s Board of Directors, the Company will grant to Dr. Recker an option to purchase 30,000 shares of the Company’s common stock pursuant to the Company’s equity plan.

Dr. Recker is also entitled to participation in the Company-sponsored group health, dental and vision programs, as those plans may be amended from time to time.  The Recker Employment Agreement contains other customary terms and conditions. The foregoing description of the Recker Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Recker Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 1, 2014, we issued a press release announcing the appointments set forth in Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, this information filed under this item number and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this item number and Exhibit 99.1 be incorporated by reference into our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such future filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Employment Agreement with Ross Tubo, dated March 27, 2014.

10.2	Employment Agreement with David Recker, dated March 31, 2014.

99.1	Press Release issued April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: April 1, 2014	By:	/s/ DOMINICK C. COLANGELO
		Name:	Dominick C. Colangelo
		Title:	Chief Executive Officer and President